Exhibit 99.1
News Release
FIS Reports Fourth Quarter and Full Year 2009 Results
Reiterates 2010 Outlook for 17% to 23% Growth in Adjusted EPS
Fourth Quarter Highlights:
☐	Adjusted EPS of $0.44

☐	Adjusted revenue of $1.3 billion, up 2.7%

☐	Adjusted EBITDA margin of 29.5%, up 240 basis points

☐	Adjusted free cash flow of $237 million
JACKSONVILLE, Fla., Feb. 4, 2010 – FIS (NYSE:FIS), a leading global provider of technology services to financial institutions, today reported financial results for the quarter and year ended December 31, 2009. These results include three months of operations from Metavante Technologies, Inc., which FIS acquired on October 1, 2009. For comparative purposes, references to pro forma measures assume that the merger was completed on January 1, 2008 and reflect adjustments in a manner consistent with 2009 adjusted results.
Adjusted revenue (which excludes the $15 million negative impact to deferred revenue from purchase accounting) increased 2.7% to $1.316 billion in U.S. dollars in the fourth quarter of 2009 compared to pro forma revenue of $1.281 billion in the fourth quarter of 2008, and increased 0.4% in constant currency. Adjusted net earnings from continuing operations totaled $167.0 million, or $0.44 per diluted share. Adjusted EBITDA was $387.7 million, 11.5% higher as compared to $347.7 million in the prior year quarter. The adjusted EBITDA margin expanded 240 basis points to 29.5%, driven by improved operating performance across all reporting segments, including the benefit of acquisition related cost savings. Strong earnings, higher deferred revenues and a favorable impact from the timing and amount of tax payments drove strong improvement in adjusted free cash flow to $237 million in the quarter. On a GAAP basis, fourth quarter consolidated revenue totaled $1.301 billion. During the quarter, FIS recorded acquisition related after-tax costs totaling $82.2 million, or $0.22 per diluted share. Additionally, the company incurred $87.6 million, or $0.23 per share, in after-tax charges related to the write-down of previously acquired trademarks and other assets in conjunction with the combination of FIS and Metavante and the company’s comprehensive re-branding initiative. The deferred revenue adjustment impacted after-tax earnings by $9.8 million, or $0.03 per share. These combined charges, along with purchase price amortization on intangible assets acquired through various acquisitions, resulted in a net (loss) from continuing operations attributable to common stockholders of ($54.2 million), or( $0.14) per diluted share.
For the full year 2009, pro forma adjusted revenue decreased 0.8% to $5.052 billion in U.S. dollars compared to pro forma revenue of $5.092 billion in 2008, and increased 0.3% in constant currency. Pro forma adjusted EBITDA increased 9.7% to $1.428 billion, compared to pro forma adjusted EBITDA of $1.302 billion in the prior year, and the adjusted EBITDA margin expanded 270 basis points to 28.3% compared to 25.6% in 2008. On a GAAP basis, FIS reported consolidated revenue of $3.770 billion and net earnings from continuing operations attributable to common stockholders of $101.3 million, or $0.42 per diluted share.
“Despite the highly challenging economic environment, 2009 was a very successful year for our company,” stated FIS Chairman William P. Foley, II. “FIS generated excellent operating results and also completed the most significant acquisition in the company’s history. These achievements provide a strong foundation for our continued growth and success.”
FIS President and Chief Executive Officer Frank Martire added, “We are very pleased with the solid execution by our management team and employees around the world. We remain highly focused on serving the needs of our clients, and are encouraged by the pace of recent new customer wins. We are reaffirming our outlook for 17% to 23% growth in adjusted earnings per share in 2010, combined with strong margin expansion and increased cash flow.”
Acquisitions and Discontinued Operations
On October 1, 2009, FIS completed the acquisition of Metavante Technologies, Inc. The transaction was treated as a purchase and the results of Metavante are included in the consolidated results of FIS beginning October 1, 2009. For comparative purposes, in accordance with management’s desire to improve the understanding of the company’s operating performance, the supplemental information provided below assumes the merger was completed on January 1, 2008 and combines Metavante’s results with FIS’s historical results on a pro forma basis.
In addition, FIS completed the sale of its ClearPar automated syndicated loan trade settlement business on January 1, 2010. The results of ClearPar are reported as discontinued operations for all periods presented.
Supplemental Information
The following supplemental information is presented on an adjusted pro forma basis, which management believes provides more meaningful comparisons between the periods presented. Reconciliations of non-GAAP measures to related GAAP measures are provided in the attached schedules and in the Investor Relations section of the FIS Web site, www.fisglobal.com.
Consolidated fourth quarter revenue increased 2.7% to $1.316 billion in U.S. dollars, compared with $1.281 billion in the fourth quarter of 2008. Excluding a $29.3 million favorable foreign currency impact, consolidated revenue increased 0.4%.
     - Financial Solutions revenue declined 1.3% to $452.5 million compared to $458.4 million in the prior period, as increases in global commercial services revenue and software sales were more than offset by a reduction in professional services revenue.
     - Payment Solutions revenue declined 1.0% to $629.6 million compared to $635.9 million in the 2008 quarter as growth in debit and network solutions was more than offset by reduced termination fees and lower item processing, prepaid card and retail check activity.
     - International Solutions revenue increased 24.0% to $232.3 million in U.S. dollars, and 8.4% in constant currency compared to $187.3 million in the prior year quarter. Core processing revenue increased 6.4% driven by increased software sales and strong services revenue, while payments revenue increased 9.7% driven by organic account growth across all regions.
Adjusted EBITDA increased 11.5% to $387.7 million in the fourth quarter of 2009 compared to $347.7 million in the 2008 quarter. The adjusted EBITDA margin improved 240 basis points to 29.5% compared to 27.1% in the prior-year quarter, driven by the realization of acquisition related synergies and ongoing expense management across all operating segments.

     - Financial Solutions EBITDA increased 0.6% to $197.6 million, while the margin improved 80 basis points to 43.7% compared to 42.9% in the prior year.
     - Payment Solutions EBITDA increased 0.3% to $219.0 million, and the margin increased 50 basis points to 34.8% compared to 34.3% in the prior year.
     - International EBITDA increased 90.2% to $63.9 million, which included a $5.3 million favorable currency impact. The EBITDA margin improved 960 basis points to 27.5% compared to 17.9% in the prior year due to increased software sales, improved operating leverage in payment and processing services and ongoing cost management activity.
The effective tax rate in the fourth quarter of 2009 was 36.0%
Balance Sheet
FIS had $430.9 million in cash and cash equivalents and total debt outstanding of $3.3 billion at December 31, 2009. The majority of FIS’s debt has been swapped to fixed interest rates. The effective interest rate was 3.6% at year end.
Capital expenditures totaled $66.8 million in the quarter, compared to $85.9 million in pro forma capital expenditures in the fourth quarter of 2008.
2010 Outlook
The company reiterated the following 2010 guidance provided at its December 7, 2009 analyst day:
☐	2% to 4% growth in adjusted revenues (1% to 3% growth in constant currency)

☐	Adjusted EBITDA margin expansion of at least 300 basis points

☐	Adjusted earnings per diluted share of $1.91 to $2.01, which is an increase of 17% to 23% compared to $1.63 in 2009

☐	Adjusted free cash flow of more than $750 million.
Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions, and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the company has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-GAAP measures include adjusted revenue, earnings before interest, taxes and depreciation and amortization (EBITDA), adjusted net earnings, and adjusted free cash flow. Adjusted revenue excludes the impact of deferred revenue purchase accounting. Adjusted EBITDA excludes the impact of merger and acquisition and integration expenses, LPS spin-off related costs, accelerated stock compensation charges associated with merger and acquisition activity, asset impairment charges and certain other costs. Adjusted net earnings exclude the after-tax impact of merger and acquisition and integration expenses, LPS spin-off related costs, accelerated stock compensation charges associated with merger and acquisition activity, acquisition related amortization and certain other costs. Adjusted free cash flow is GAAP operating cash flow less capital expenditures and acquisition related cash items. Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, FIS’ non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures are provided in the attached schedules and in the Investor Relations section of the FIS Web site, www.fisglobal.com.
Conference Call and Webcast
FIS will host a call with investors and analysts to discuss fourth quarter and full year 2009 results on Thursday, February 4, 2010 beginning at 5:00 p.m. Eastern daylight time. To register for the live event and to access a supplemental slide presentation, go to the Investor Relations section at www.fisglobal.com and click on “Events and Multimedia.” A webcast replay will be available on FIS’ Investor Relations website, and a telephone replay will be available through February 18, 2010, by dialing 800-475-6701 (USA) or 320-365-3844 (International). The access code will be 141855. To access a PDF version of this release and accompanying financial tables, go to http://www.investor.fisglobal.com.
About FIS
FIS delivers banking and payments technologies to more than 14,000 financial institutions and businesses in more than 100 countries worldwide. FIS provides financial institution core processing, and card issuer and transaction processing services, including the NYCE® Network. FIS maintains processing and technology relationships with 40 of the top 50 global banks, including nine of the top 10. FIS is a member of Standard and Poor’s (S&P) 500® Index and consistently holds a leading ranking in the annual FinTech 100 rankings. Headquartered in Jacksonville, Fla., FIS employs approximately 30,000 on a global basis. FIS is listed on the New York Stock Exchange under the “FIS” ticker symbol. For more information about FIS see www.fisglobal.com.
Forward-Looking Statements
This press release and today’s conference call contain statements related to FIS’ future plans and expectations and, as such, constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical facts, including statements about 2010 adjusted earnings per share, margin expansion and cash flow, as well as other statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future economic performance and are not statements of fact, actual results may differ materially from those projected. The risks and uncertainties that forward-looking statements are subject to, include, without limitation: changes in general economic, business and political conditions, including changes in the financial markets; the effect of governmental regulations; the effects of our substantial leverage, which may limit the funds available to make acquisitions and invest in our business; the risk of reduction in revenue from the elimination of existing and potential customers due to consolidation in the banking, retail and financial services industries or due to financial failures suffered by firms in those industries; failures to adapt our services to changes in technology or in the marketplace; the failure to achieve some or all of the benefits that we expect from the acquisition of Metavante, including the possibility that our acquisition of Metavante may not be accretive to our earnings due to undisclosed liabilities, management or integration issues, loss of customers, the inability to achieve targeted cost savings, or other factors; our potential inability to find suitable acquisition candidates or difficulties in integrating acquisitions; competitive pressures on product pricing and services; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission (“SEC”) that are available on the SEC’s Web site located at www.sec.gov. All forward-looking statements included in this document are based on information available at the time of the document. FIS assumes no obligation to update any forward-looking statement.

FIS-e
SOURCE: Fidelity National Information Services, Inc.
CONTACTS: Mary Waggoner, Senior Vice President, Investor Relations, 904-854-3282, mary.waggoner@fnis.com; Marcia Danzeisen, Senior Vice President, Marketing and Corporate Communications, 904-854-5083, marcia.danzeisen@fnis.com.
###

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
February 4, 2010
(Unaudited)

Exhibit A	Consolidated Statements of Earnings for the Three and Twelve Months ended December 31, 2009 and 2008

Exhibit B	Consolidated Balance Sheets as of December 31, 2009 and December 31, 2008

Exhibit C	Consolidated Statements of Cash Flows for the years ended December 31, 2009 and 2008

Exhibit D	Supplemental Non-GAAP Financial Information for the Three and Twelve Months Ended December 31, 2009 and 2008

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliation — Unaudited for the Three and Twelve Months Ended December 31, 2009 and 2008

Exhibit A
FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS — UNAUDITED
(In millions, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2009	2008	2009	2008
Processing and services revenues	$1,300.8	$858.0	$3,769.5	$3,427.7

Cost of revenues	938.1	673.8	2,800.6	2,715.3
Selling, general and administrative expenses	273.2	80.3	554.1	388.6
Impairment charges	136.9	—	136.9	—

Operating income	(47.4)	103.9	277.9	323.8

Other income (expense):
Interest income	0.7	1.0	3.4	6.3
Interest expense	(37.0)	(33.4)	(134.0)	(163.5)
Other income (expense)	0.6	1.5	8.7	1.5

Total other income (expense)	(35.7)	(30.9)	(121.9)	(155.7)

Earnings (loss) from continuing operations before income taxes	(83.1)	73.0	156.0	168.1
Provision for income taxes	(30.0)	23.2	52.1	53.3
Equity in losses of unconsolidated entities	—	—	—	(0.2)

Net earnings (loss) from continuing operations	(53.1)	49.8	103.9	114.6
Earnings (loss) from discontinued operations, net of tax	0.3	(19.8)	4.6	104.9

Net earnings (loss)	(52.8)	30.0	108.5	219.5
Net earnings attributable to noncontrolling interest	(1.1)	(1.2)	(2.6)	(4.7)

Net earnings (loss) attributable to FIS	$(53.9)	$28.8	$105.9	$214.8

Net earnings (loss) per share-basic from continuing operations attributable to FIS common stockholders *	$(0.15)	$0.26	$0.43	$0.58
Net earnings (loss) per share-basic from discontinued operations attributable to FIS common stockholders *	0.00	(0.10)	0.02	0.54

Net earnings (loss) per share-basic attributable to FIS common stockholders *	$(0.14)	$0.15	$0.45	$1.12

Weighted average shares outstanding-basic	372.5	189.8	236.4	191.6

Net earnings (loss) per share-diluted from continuing operations attributable to FIS common stockholders *	$(0.14)	$0.25	$0.42	$0.57
Net earnings (loss) per share-diluted from discontinued operations attributable to FIS common stockholders *	0.00	(0.10)	0.02	0.54

Net earnings (loss) per share-diluted attributable to FIS common stockholders *	$(0.14)	$0.15	$0.44	$1.11

Weighted average shares outstanding-diluted	377.0	191.1	239.4	193.5

Amounts attributable to FIS common stockholders:
Net earnings (loss) from continuing operations, net of tax	$(54.2)	$48.6	$101.3	$110.5
(Loss) earnings from discontinued operations, net of tax	0.3	(19.8)	4.6	104.3

Net earnings (loss) attributable to FIS common stockholders	$(53.9)	$28.8	$105.9	$214.8

*	Amounts may not sum due to rounding.

Exhibit B
FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS — UNAUDITED
(In millions)

	As of	As of
	December 31,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$430.9	$220.9
Settlement deposits	50.8	31.4
Trade receivables, net	787.2	538.1
Settlement receivables	62.5	52.1
Other receivables	30.9	121.1
Receivable from FNF and LPS	10.2	10.1
Prepaid expenses and other current assets	141.2	115.1
Deferred income taxes	80.9	77.4
Assets held for sale	71.5	—

Total current assets	1,666.1	1,166.2

Property and equipment, net of accumulated depreciation and amortization	375.9	272.6
Goodwill	8,232.9	4,194.0
Other intangible assets, net of accumulated amortization	2,396.8	924.3
Computer software, net of accumulated amortization	932.7	617.0
Deferred contract costs	261.4	241.2
Long-term notes receivable from FNF	—	5.5
Other noncurrent assets	131.8	79.6

Total assets	$13,997.6	$7,500.4

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$523.2	$386.2
Related party payable	73.0	58.6
Settlement payables	122.3	83.3
Current portion of long-term debt	236.7	105.5
Deferred revenues	279.5	182.9

Total current liabilities	1,234.7	816.5

Deferred revenues	104.8	86.7
Deferred income taxes	915.9	332.7
Long-term debt, excluding current portion	3,016.6	2,409.0
Other long-term liabilities	207.0	158.5

Total liabilities	5,479.0	3,803.4

FIS stockholders’ equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	3.8	2.0
Additional paid in capital	7,345.1	2,959.8
Retained earnings	1,134.6	1,076.1
Accumulated other comprehensive earnings (loss)	82.2	(102.3)
Treasury stock	(256.8)	(402.8)

Total FIS stockholders’ equity	8,308.9	3,532.8
Noncontrolling interest	209.7	164.2

Total equity	8,518.6	3,697.0

Total liabilities and equity	$13,997.6	$7,500.4

Exhibit C
FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In millions)

	Twelve months ended December 31,
	2009	2008
Cash flows from operating activities:
Net earnings	$108.5	$219.5
Adjustment to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	434.0	465.4
Amortization of debt issue costs	5.0	16.8
Asset impairment charges	136.9	—
Net loss on sale of non-strategic businesses	8.0	33.6
Stock-based compensation cost	71.0	60.7
Deferred income taxes	26.4	35.6
Income tax benefit from exercise of stock options	(2.8)	—
Equity in losses of unconsolidated entities	—	2.3
Changes in assets and liabilities, net of effects from acquisitions:
Net decrease (increase) in trade receivables	92.7	(39.1)
Net decrease (increase) in settlement receivables	5.3	8.1
Net decrease (increase) in prepaid expenses and other assets	30.7	(12.7)
Net additions to deferred contract costs	(58.7)	(62.1)
Net increase (decrease) in deferred revenue	50.3	9.6
Net increase (decrease) in accounts payable, accrued liabilities and other liabilities	(193.2)	(141.3)

Net cash provided by operating activities	714.1	596.4

Cash flows from investing activities:
Additions to property and equipment	(52.5)	(76.7)
Additions to capitalized software	(160.0)	(178.7)
Collection of related party note	5.9	—
Investment in Brazilian card processing venture	—	(25.7)
Net proceeds from sale of company assets	19.5	32.6
Acquisitions, net of cash acquired	435.9	(19.9)
Other investing activities	—	(4.7)

Net cash provided by (used in) investing activities	248.8	(273.1)

Cash flows from financing activities:
Borrowings	4,619.0	5,160.0
Debt service payments	(5,606.1)	(5,337.3)
Stock issued to FNF and THL	241.7	—
Capitalized debt issue costs	(2.0)	—
Dividends paid	(49.7)	(38.2)
Income tax benefit from exercise of stock options	2.8	—
Cash transferred in LPS spin-off	—	(20.8)
Noncontrolling interest contribution to Brazilian card processing venture	—	14.8
Stock options exercised	24.3	19.2
Treasury stock purchases	—	(236.1)

Net cash used in financing activities	(770.0)	(438.4)

Effect of foreign currency exchange rates on cash	17.1	(19.3)

Net increase (decrease) in cash and cash equivalents	210.0	(134.4)

Cash and cash equivalents, at beginning of period	220.9	355.3

Cash and cash equivalents, at end of period	$430.9	$220.9

Exhibit D
FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)
1. Revenue, Operating Income and EBITDA

	Three Months Ended December 31, 2009
	Financial	Payment	International	Corporate
	Solutions	Solutions	Solutions	and Other	Consolidated
Revenue from continuing operations	$452.5	$629.6	$232.3	$1.7	$1,316.1

Operating income	$158.1	$193.8	$48.6	$(447.9)	$(47.4)
M&A, restructuring and integration costs	—	—	—	127.4	127.4
Acquisition deferred revenue adjustments	—	—	—	15.3	15.3
Impairment charges	—	—	—	136.9	136.9
Purchase price amortization	—	—	—	65.0	65.0

Non GAAP operating income	$158.1	$193.8	$48.6	$(103.3)	$297.2

Depreciation and amortization from continuing
Operations, as adjusted	39.5	25.2	15.3	10.5	90.5

EBITDA, as adjusted	$197.6	$219.0	$63.9	$(92.8)	$387.7

Non GAAP operating margin, as adjusted	34.9%	30.8%	20.9%	N/M %	22.6%

EBITDA margin, as adjusted	43.7%	34.8%	27.5%	N/M %	29.5%

	Three Months Ended December 31, 2008
	Financial	Payment	International	Corporate
	Solutions	Solutions	Solutions	and Other	Consolidated
Revenue from continuing operations	$292.3	$383.5	$182.4	$(0.2)	$858.0
Pro forma Metavante revenue and adjustments	166.1	252.4	4.9	—	423.4

Pro forma revenue from continuing operations	$458.4	$635.9	$187.3	$(0.2)	$1,281.4

Operating income	$107.6	$96.7	$20.9	$(121.3)	$103.9
Pro forma Metavante operating income and adjustments	51.4	93.9	1.5	(88.0)	58.8

Pro forma operating Income	159.0	190.6	22.4	(209.3)	162.7
M&A, restructuring and integration costs	—	—	—	1.5	1.5
Trademark impairment	—	—	—	26.0	26.0
Purchase price amortization	—	—	—	70.9	70.9

Non GAAP operating income	$159.0	$190.6	$22.4	$(110.9)	$261.1

Depreciation and amortization from continuing
Operations, as adjusted	37.5	27.7	11.2	10.2	86.6

EBITDA, as adjusted	$196.5	$218.3	$33.6	$(100.7)	$347.7

Non GAAP operating margin, as adjusted	34.7%	30.0%	12.0%	N/M %	20.4%

EBITDA margin, as adjusted	42.9%	34.3%	17.9%	N/M %	27.1%

Total Revenue Growth from Prior Year Period

Three Months Ended December 31, 2009	-1.3%	-1.0%	24.0%	N/M %	2.7%

Exhibit D
FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)
1. Revenue, Operating Income and EBITDA

	Twelve Months Ended December 31, 2009
	Financial	Payment	International	Corporate
	Solutions	Solutions	Solutions	and Other	Consolidated
Revenue from continuing operations	$1,260.0	$1,741.9	$782.7	$0.2	$3,784.8
Pro forma Metavante revenue and adjustments	506.6	743.8	16.7	—	1,267.1

Pro forma revenue from continuing operations	$1,766.6	$2,485.7	$799.4	$0.2	$5,051.9

Operating income	$417.7	$475.6	$114.2	$(729.6)	$277.9
Pro forma Metavante operating income and adjustments	166.7	288.2	5.9	(246.5)	214.3

Pro forma operating Income	584.4	763.8	120.1	(976.1)	492.2
M&A, restructuring and integration costs	—	—	—	153.5	153.5
Acquisition deferred revenue adjustments	—	—	—	15.3	15.3
Impairment charges	—	—	—	136.9	136.9
Purchase price amortization	—	—	—	268.6	268.6

Non GAAP operating income	$584.4	$763.8	$120.1	$(401.8)	$1,066.5

Depreciation and amortization from continuing
Operations, as adjusted	154.1	110.8	59.1	37.8	361.8

EBITDA, as adjusted	$738.5	$874.6	$179.2	$(364.0)	$1,428.3

Non GAAP operating margin, as adjusted	33.1%	30.7%	15.0%	N/M %	21.1%

EBITDA margin, as adjusted	41.8%	35.2%	22.4%	N/M %	28.3%

	Twelve Months Ended December 31, 2008
	Financial	Payment	International	Corporate
	Solutions	Solutions	Solutions	and Other	Consolidated
Revenue from continuing operations	$1,135.8	$1,526.3	$768.1	$(2.5)	$3,427.7
Pro forma Metavante revenue and adjustments	652.6	990.9	20.8	—	1,664.3

Pro forma revenue from continuing operations	$1,788.4	$2,517.2	$788.9	$(2.5)	$5,092.0

Operating income	$352.2	$353.8	$68.7	$(450.9)	$323.8
Pro forma Metavante operating income and adjustments	201.4	371.1	5.0	(355.9)	221.6

Pro forma operating Income	553.6	724.9	73.7	(806.8)	545.4
M&A, restructuring and integration costs	—	—	—	47.9	47.9
Corporate costs non — disc. ops	—	—	—	18.0	18.0
LPS spin-off costs	—	—	—	9.3	9.3
Trademark impairment	—	—	—	26.0	26.0
Purchase price amortization	—	—	—	296.0	296.0

Non GAAP operating income	$553.6	$724.9	$73.7	$(409.6)	$942.6

Depreciation and amortization from continuing
Operations, as adjusted	158.3	116.1	53.6	31.8	359.8

EBITDA, as adjusted	$711.9	$841.0	$127.3	$(377.8)	$1,302.4

Non GAAP operating margin, as adjusted	31.0%	28.8%	9.3%	N/M %	18.5%

EBITDA margin, as adjusted	39.8%	33.4%	16.1%	N/M %	25.6%

Total Revenue Growth from Prior Year Period

Twelve Months Ended December 30, 2009	-1.2%	-1.3%	1.3%	N/M %	-0.8%

Exhibit D
FIDELITY NATIONAL INFORMATION SERVICES, INC.
RECONCILIATION OF CASH FLOW MEASURES — UNAUDITED
(In millions)

	Three Months Ended December 31, 2009			Twelve Months Ended December 31, 2009
	GAAP	Adj	Adjusted	GAAP	Adj	Adjusted
Cash flows from operating activities:
Net earnings (loss) (2)	$(52.8)	$221.2	$168.4	$108.5	$288.8	$397.3
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash adjustments (5)	399.4	(162.2)	237.2	678.5	(220.1)	458.4
Working capital adjustments (3)	(137.2)	35.1	(102.1)	(72.9)	37.2	(35.7)

Net cash provided by operating activities	209.4	94.1	303.5	714.1	105.9	820.0

Capital expenditures	(66.8)	—	(66.8)	(212.5)	—	(212.5)

Free cash flow	$142.6	$94.1	$236.7	$501.6	$105.9	$607.5

	Three Months Ended December 31, 2008			Twelve Months Ended December 31, 2008
	GAAP	Adj	Adjusted	GAAP	Adj (1)	Adjusted
Cash flows from operating activities:
Net earnings (4)	$30.0	$41.5	$71.5	$219.5	$46.0	$265.5
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash adjustments (5)	196.7	(41.5)	155.2	614.4	(180.9)	433.5
Working capital adjustments (3)	(28.8)	2.5	(26.3)	(237.5)	126.9	(110.6)

Net cash provided by operating activities	197.9	2.5	200.4	596.4	(8.0)	588.4

Capital expenditures	(51.6)	—	(51.6)	(255.4)	25.1	(230.3)

Free cash flow	$146.3	$2.5	$148.8	$341.0	$17.1	$358.1

(1)	Adjustments for the Twelve Months Ended December 31 2008 include the elimination of the cash flows attributable to LPS and reflects FIS on a standalone basis.

(2)	Adjustments to Net Earnings reflect the elimination of the after-tax impact of non-recurring M&A and related integration costs as well as non-cash impairment, stock acceleration charges, and purchase price amortization.

(3)	Adjustments to working capital reflect elimination of settlement of various acquisition related liabilities and for the 2009 period, the elimination of current accruals related to the acquisition of Metavante.

(4)	Adjustments to Net Earnings reflect the elimination of the after-tax impact of non-recurring M&A and related integration costs, costs associated with the LPS spin-off, restructuring costs and the elimination of corporate costs attributable to LPS. It also reflects the elimination of the after-tax impact of impairment and stock comp acceleration charges and purchase price amortization.

(5)	Adjustments to Non Cash Adjustments reflects the after-tax impact of non-recurring impairment and stock acclerations charges and purchase price amortization.
Cash flows generated by Metavante Operations are included prospectively beginning October 1, 2009 in the consolidated cash flows for FIS.

Exhibit E
FIDELITY NATIONAL INFORMATION SERVICES, INC.
GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(in millions, except per share data)

		M&A
	GAAP	Restructuring	Acquisition				Non-GAAP
	Three Months	And	Deferred			Purchase	Three Months
	Ended	Integration	Revenue	Impairment		Price	Ended
	December 31, 2009 (Unaudited)	Costs (1)	Adjustments (2)	Charges (3)	Subtotal	Amortization (7)	December 31, 2009 (Unaudited)
Processing and services revenue	$1,300.8	$—	$15.3	$—	$1,316.1	$—	$1,316.1
Cost of revenues	938.1	—	—	—	938.1	(65.0)	873.1

Gross profit	362.7	—	15.3	—	378.0	65.0	443.0

Selling, general and administrative	273.2	(127.4)	—	—	145.8	—	145.8
Impairment charges	136.9	—	—	(136.9)	—	—	—

Operating income	(47.4)	127.4	15.3	136.9	232.2	65.0	297.2

Other income (expense):
Interest income	0.7	—	—	—	0.7	—	0.7
Interest expense	(37.0)	1.0	—	—	(36.0)	—	(36.0)
Other income, net	0.6	—	—	—	0.6	—	0.6

Total other income (expense)	(35.7)	1.0	—	—	(34.7)	—	(34.7)

Earnings (loss) from continuing operations before income taxes	(83.1)	128.4	15.3	136.9	197.5	65.0	262.5
Provision (benefit) for income taxes	(30.0)	46.2	5.5	49.3	71.0	23.4	94.4

Earnings from continuing operations	(53.1)	82.2	9.8	87.6	126.5	41.6	168.1
Earnings (loss) from discontinued operations	0.3	—	—	—	0.3	—	0.3

Net earnings	(52.8)	82.2	9.8	87.6	126.8	41.6	168.4
Noncontrolling interest	(1.1)	—	—	—	(1.1)	—	(1.1)

Net earnings attributable to FIS	$(53.9)	$82.2	$9.8	$87.6	$125.7	$41.6	$167.3

Amounts attributable to FIS common stockholders
Net earnings (loss) from continuing operations, net of tax	$(54.2)	$82.2	$9.8	$87.6	$125.4	$41.6	$167.0
Earnings (loss) from discontinued operations, net of tax	0.3	—	—	—	0.3	—	0.3

Net earnings (loss) attributable to FIS common stockholders	$(53.9)	$82.2	$9.8	$87.6	$125.7	$41.6	$167.3

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$(0.14)	$0.22	$0.03	$0.23	$0.33	$0.11	$0.44

Weighted average shares outstanding — diluted	377.0	377.0	377.0	377.0	377.0	377.0	377.0

Supplemental Information:

Depreciation and amortization from continuing operations					$155.5	$(65.0)	$90.5

Stock compensation expense from continuing operations, excluding acceleration charges							$10.0
Stock acceleration charges							33.7

Total stock compensation expense from continuing operations							$43.7

*	Amounts may not sum due to rounding.
See accompanying notes.
GAAP results include Metavante’s operating results in the consolidated results of FIS beginning October 1, 2009 on a prospective basis.

Exhibit E
FIDELITY NATIONAL INFORMATION SERVICES, INC.
GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(in millions, except per share data)

		M&A
	GAAP	Restructuring	Acquisition				Non-GAAP
	Twelve Months	And	Deferred			Purchase	Twelve Months
	Ended	Integration	Revenue	Impairment		Price	Ended
	December 31, 2009 (Unaudited)	Costs (1)	Adjustments (2)	Charges (3)	Subtotal	Amortization (7)	December 31, 2009 (Unaudited)
Processing and services revenue	$3,769.5	$—	$15.3	$—	$3,784.8	$—	$3,784.8
Cost of revenues	2,800.6	—	—	—	2,800.6	(153.4)	2,647.2

Gross profit	968.9	—	15.3	—	984.2	153.4	1,137.6

Selling, general and administrative	554.1	(142.2)	—	—	411.9	—	411.9
Impairment charges	136.9	—	—	(136.9)	—	—	—

Operating income	277.9	142.2	15.3	136.9	572.3	153.4	725.7

Other income (expense):
Interest income	3.4	—	—	—	3.4	—	3.4
Interest expense	(134.0)	1.0	—	—	(133.0)	—	(133.0)
Other income, net	8.7	—	—	—	8.7	—	8.7

Total other income (expense)	(121.9)	1.0	—	—	(120.9)	—	(120.9)

Earnings from continuing operations before income taxes	156.0	143.2	15.3	136.9	451.4	153.4	604.8
Provision (benefit) for income taxes	52.1	51.3	5.5	49.3	158.2	53.9	212.1

Earnings from continuing operations	103.9	91.9	9.8	87.6	293.2	99.5	392.7
Earnings (loss) from discontinued operations	4.6	—	—	—	4.6	—	4.6

Net earnings	108.5	91.9	9.8	87.6	297.8	99.5	397.3
Noncontrolling interest	(2.6)	—	—	—	(2.6)	—	(2.6)

Net earnings attributable to FIS	$105.9	$91.9	$9.8	$87.6	$295.2	$99.5	$394.7

Amounts attributable to FIS common stockholders
Net earnings from continuing operations, net of tax	$101.3	$91.9	$9.8	$87.6	$290.6	$99.5	$390.1
Earnings from discontinued operations, net of tax	4.6	—	—	—	4.6	—	4.6

Net earnings attributable to FIS common stockholders	$105.9	$91.9	$9.8	$87.6	$295.2	$99.5	$394.7

Net earnings per share — diluted from continuing operations attributable to FIS common stockholders*	$0.42	$0.38	$0.04	$0.37	$1.21	$0.42	$1.63

Weighted average shares outstanding — diluted	239.4	239.4	239.4	239.4	239.4	239.4	239.4

Supplemental Information:

Depreciation and amortization from continuing operations					$433.6	$(153.4)	$280.2

Stock compensation expense from continuing operations, excluding acceleration charges							$37.3
Stock acceleration charges							33.7

Total stock compensation expense from continuing operations							$71.0

*	Amounts may not sum due to rounding.
See accompanying notes.
GAAP results include Metavante’s operating results in the consolidated results of FIS beginning October 1, 2009 on a prospective basis.

Exhibit E
FIDELITY NATIONAL INFORMATION SERVICES, INC.
GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(in millions, except per share data)

	GAAP				Non-GAAP
	Three Months			Purchase	Three Months
	Ended	Trademark		Price	Ended
	December 31, 2008 (Unaudited)	Impairment (6)	Subtotal	Amortization (7)	December 31, 2008 (Unaudited)
Processing and services revenue	$858.0	$—	$858.0	$—	$858.0
Cost of revenues	673.8	(26.0)	647.8	(35.0)	612.8

Gross profit	184.2	26.0	210.2	35.0	245.2

Selling, general and administrative	80.3	—	80.3	—	80.3

Operating income	103.9	26.0	129.9	35.0	164.9

Other income (expense):
Interest income	1.0	—	1.0	—	1.0
Interest expense	(33.4)	—	(33.4)	—	(33.4)
Other income, net	1.5	—	1.5	—	1.5

Total other income (expense)	(30.9)	—	(30.9)	—	(30.9)

Earnings from continuing operations before income taxes	73.0	26.0	99.0	35.0	134.0
Provision (benefit) for income taxes	23.2	8.3	31.5	11.2	42.7
Equity in earnings (losses) of unconsolidated entities	—	—	—	—	—

Earnings from continuing operations	49.8	17.7	67.5	23.8	91.3
Earnings (loss) from discontinued operations	(19.8)	—	(19.8)	—	(19.8)

Net earnings	30.0	17.7	47.7	23.8	71.5
Noncontrolling interest	(1.2)	—	(1.2)	—	(1.2)

Net earnings attributable to FIS	$28.8	$17.7	$46.5	$23.8	$70.3

Amounts attributable to FIS common stockholders
Net earnings from continuing operations, net of tax	$48.6	$17.7	$66.3	$23.8	$90.1
Earnings (loss) from discontinued operations, net of tax	(19.8)	—	(19.8)	—	(19.8)

Net earnings attributable to FIS common stockholders	$28.8	$17.7	$46.5	$23.8	$70.3

Net earnings per share — diluted from continuing operations attributable to FIS common stockholders*	$0.25	$0.09	$0.35	$0.12	$0.47

Weighted average shares outstanding — diluted	191.1	191.1	191.1	191.1	191.1

Supplemental Information:

Depreciation and amortization from continuing operations			$94.8	$(35.0)	$59.8

Stock compensation expense from continuing operations, excluding acceleration charges					$10.1
Stock acceleration charges					—

Total stock compensation expense from continuing operations					$10.1

*	Amounts may not sum due to rounding.
See accompanying notes.
GAAP results include Metavante’s operating results in the consolidated results of FIS beginning October 1, 2009 on a prospective basis.

Exhibit E
FIDELITY NATIONAL INFORMATION SERVICES, INC.
GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(in millions, except per share data)

		M&A
	GAAP	Restructuring	Corporate					Non-GAAP
	Twelve Months	And	Costs	LPS			Purchase	Twelve Months
	Ended	Integration	Non-Disc	Spin	Trademark		Price	Ended
	December 31, 2008 (Unaudited)	Costs (1)	Ops (4)	Costs (5)	Impairment (6)	Subtotal	Amortization (7)	December 31, 2008 (Unaudited)
Processing and services revenue	$3,427.7	$—	$—	$—	$—	$3,427.7	$—	$3,427.7
Cost of revenues	2,715.3	(25.4)	—	—	(26.0)	2,663.9	(142.4)	2,521.5

Gross profit	712.4	25.4	—	—	26.0	763.8	142.4	906.2

Selling, general and administrative	388.6	(21.0)	(18.0)	(9.3)	—	340.3	—	340.3

Operating income	323.8	46.4	18.0	9.3	26.0	423.5	142.4	565.9

Other income (expense):
Interest income	6.3	—	—	—	—	6.3	—	6.3
Interest expense	(163.5)	2.7	—	12.4	—	(148.4)	—	(148.4)
Other income (expense) net	1.5	—	—	—	—	1.5	—	1.5

Total other income (expense)	(155.7)	2.7	—	12.4	—	(140.6)	—	(140.6)

Earnings from continuing operations before income taxes	168.1	49.1	18.0	21.7	26.0	282.9	142.4	425.3
Provision (benefit) for income taxes	53.3	17.6	5.5	7.3	8.3	92.0	47.8	139.8
Equity in earnings (losses) of unconsolidated entities	(0.2)	—	—	—	—	(0.2)	—	(0.2)

Earnings from continuing operations	114.6	31.5	12.5	14.4	17.7	190.7	94.6	285.3
Earnings from discontinued operations	104.9	—	—	—	—	104.9	—	104.9

Net earnings	219.5	31.5	12.5	14.4	17.7	295.6	94.6	390.2
Noncontrolling interest	(4.7)	—	—	—	—	(4.7)	—	(4.7)

Net earnings attributable to FIS	$214.8	$31.5	$12.5	$14.4	$17.7	$290.9	$94.6	$385.5

Amounts attributable to FIS common stockholders
Net earnings from continuing operations, net of tax	$110.5	$31.5	$12.5	$14.4	$17.7	$186.6	$94.6	$281.2
Earnings from discontinued operations, net of tax	104.3	—	—	—	—	104.3	—	104.3

Net earnings attributable to FIS common stockholders	$214.8	$31.5	$12.5	$14.4	$17.7	$290.9	$94.6	$385.5

Net earnings per share — diluted from continuing operations attributable to FIS common stockholders*	$0.57	$0.16	$0.06	$0.07	$0.09	$0.96	$0.49	$1.45

Weighted average shares outstanding — diluted	193.5	193.5	193.5	193.5	193.5	193.5	193.5	193.5

Supplemental Information:

Depreciation and amortization from continuing operations						$392.9	$(142.4)	$250.5

Stock compensation expense from continuing operations, excluding acceleration charges								$34.9
Stock acceleration charges								16.7

Total stock compensation expense from continuing operations								$51.6

*	Amounts may not sum due to rounding.
GAAP results include Metavante’s operating results in the consolidated results of FIS beginning October 1, 2009 on a prospective basis.

Exhibit E
FIDELITY NATIONAL INFORMATION SERVICES, INC.
GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Earnings (loss) from continuing operations	$(53.1)	$49.8	$103.9	$114.6
Provision for income taxes	(30.0)	23.2	52.1	53.3
Equity in earnings (losses) of unconsolidated subsidiaries	—	—	—	(0.2)

Earnings (loss) from continuing operations before income taxes	(83.1)	73.0	156.0	168.1
Other income (expense), net	(35.7)	(30.9)	(121.9)	(155.7)

Operating income (loss)	(47.4)	103.9	277.9	323.8

Pro forma Metavante operating income and adjustments	—	58.8	214.3	221.6
M&A, restructuring and integration costs	127.4	1.5	153.5	47.9
Corporate costs non-disc ops	—	—	—	18.0
LPS spin-off costs	—	—	—	9.3
Acquisition deferred revenue adjustments	15.3	—	15.3	—
Impairment charges	136.9	26.0	136.9	26.0
Purchase price amortization	65.0	70.9	268.6	296.0

Non GAAP operating income	297.2	261.1	1,066.5	942.6

Depreciation and amortization from continuing operations, as adjusted	90.5	86.6	361.8	359.8

EBITDA, as adjusted	$387.7	$347.7	$1,428.3	$1,302.4

Notes to Unaudited — Supplemental GAAP to Non-GAAP Reconciliation for the Three-Month and Twelve-Month Periods ended December 31, 2009 and 2008
The adjustments are as follows:
(1)	This column represents charges for restructuring and integration costs relating to merger and acquisition activities. For the three and twelve months ended December 31, 2009, the amounts primarily represent incremental transaction costs incurred by the Company related to the recently completed acquisition of Metavante Technologies, Inc.

(2)	This column represents the impact of the purchase accounting adjustment to reduce Metavante’s deferred revenues to estimated fair value, determined as fulfillment cost plus a normal profit margin. The deferred revenue adjustment represents revenue that would have been recognized in the normal course of business by Metavante but was not recognized due to GAAP purchase accounting requirements.

(3)	This column represents impairments to:

a) trademarks resulting from the re-branding of products and solutions; and

b) capitalized software as a result of a rationalizaiton of FIS and Metavante product lines.

(4)	This column represents corporate costs attributable to LPS as previously reported in our investor package furnished on Form 8-K on May 28, 2008. These amounts are not allocable to discontinued operations under U.S. Generally Accepted Accounting Principles.

(5)	This column represents incremental transaction costs incurred by the Company directly related to the LPS spin-off.

(6)	This column represents an impairment charge of $52 million related to a decline in the fair value of a trademark associated with our retail check business. $26 million ($0.09 per diluted share after tax) of the charge was classified in continuing operations and $26 million ($0.09 per diluted share after tax) was classified as discontinued operations.

(7)	This column represents purchase price amortization expense on intangibles assets acquired through various Company acquisitions.